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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                               September 11, 1996
                                 Date of Report
                        (Date of earliest event reported)


                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

       02-21428                                            13-3464527
(Commission File Number)                       (IRS Employer Identification No.)


                           175 Derby Street, Suite 36
                        Hingham, Massachusetts 02043-5048
               (Address of principal executive offices) (Zip Code)



                                 (617) 741-5175
              (Registrant's telephone number, including area code)






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Item 2.           Acquisition or Disposition of Assets.

         On September 11, 1996, Occupational Health + Rehabilitation Inc ("OH+R") executed and closed an Asset Purchase Agreement (the "Purchase Agreement") with Argosy Health, L.P. ("Argosy"), a Pennsylvania limited partnership. Pursuant to the terms of the Purchase Agreement, OH+R purchased a 70% undivided interest in certain assets, including, but not limited to, equipment, physical therapy machinery and inventory and supplies (the "Purchased Assets") of a business division of Argosy which provides industrial on-site occupational and physical therapy and related assessments, evaluations and injury prevention programs for employees with work related injuries and illnesses in New Jersey, Pennsylvania, Delaware, Maryland, Northern Virginia and the District of Columbia (the "Business"). Also on September 11, 1996, OH+R and Argosy formed a general partnership by the name of Argosy Health Northeast (the "Partnership") which will provide the services of the Business and may also provide management and related services to various occupational and rehabilitation health centers. OH+R contributed to the Partnership the Purchased Assets (excluding goodwill) as its initial capital contribution and Argosy contributed the 30% undivided interest in the assets of the Business (excluding goodwill) which it retained under the Purchase Agreement.

         In consideration of the sale of the Purchased Assets, OH+R agreed to pay to Argosy: (i) $750,000 in cash, which was paid at closing; (ii) 100,502 shares of OH+R's Common Stock, which are to be delivered to Argosy on January 6, 1997; (iii) an amount equal to 24.5% of net income before taxes of the Partnership for specified periods ending on September 11, 1999, payable on the 15th day following the end of each calendar quarter; and (iv) $50,000 in cash if the Partnership's net income before taxes for the twelve months following September 11, 1996 exceeds $600,000, which, if payable, will be paid no later than November 10, 1997. The amount of consideration paid to Argosy by OH+R was established through negotiations between the parties. The cash consideration paid and payable to Argosy was and will be funded from working capital.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired.

                  It is impracticable to provide the required financial statements at the time of filing of this report but such financial statements will be filed no later than 60 days after September 26, 1996.

         (b)      Pro forma financial information.

                  It is impracticable to provide the required pro forma financial information at the time of filing of this report but such pro forma financial information will be filed no later than 60 days after September 26, 1996.

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         (c)      Exhibits.

         2.01 Asset Purchase Agreement by and between Argosy Health, L.P. and Occupational Health + Rehabilitation Inc dated as of September 11, 1996 and effective as of September 1, 1996.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 18, 1996                          OCCUPATIONAL HEALTH +
                                                   REHABILITATION INC

                                                   /s/ John C. Garbarino
                                                   -----------------------------
                                                   John C. Garbarino
                                                   President and Chief Executive
                                                   Officer





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